Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund of our report dated September 20, 2007; Fidelity Dividend Growth Fund of our report dated September 13, 2007; Fidelity Growth & Income Portfolio of our report dated September 17, 2007; and Fidelity International Real Estate Fund, Fidelity Blue Chip Value Fund, Fidelity Small Cap Growth Fund and Fidelity Small Cap Value Fund of our reports dated September 18, 2007 on the financial statements and financial highlights included in the July 31, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 27, 2007